Exhibit 10.11

FIRST AMENDMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT

The Amended and Restated Executive Employment and Noncompetition Agreement dated July 24, 2011 (“Agreement”), between PMI Holdings, Inc. (“Company”) and John Barr (the “Executive”) is hereby further amended as follows, effective as of December 30, 2013:

WHEREAS, the Company and Executive entered into that certain Executive Employment and Non-Competition Agreement dated as of May 5, 2010, as amended by the Agreement;

WHEREAS, the parties now desire to amend the Agreement as set forth herein;

WHEREAS, the Company desires to be assured that the confidential information and goodwill of the Company will be preserved for the exclusive benefit of the Company;

WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1. The Employment Period, as defined in Section 1 of the Agreement, is hereby extended to December 31, 2016.

2. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.	Duties. During the Employment Period, Executive shall devote adequate time and perform services in a managerial capacity in a manner consistent with Executive’s position as Chairman of the Company from and after January 1, 2012, as set forth in the Appendix attached hereto, and Executive’s duties and responsibilities shall include those duties reasonably assigned to him from time to time by the Company’s Board of Directors (the “Board”). Executive shall devote his business time, attention and energies (excepting vacation time, holidays, sick days and periods of disability) and use his best efforts in his employment with the Company; provided, however, that this Agreement shall not be interpreted as prohibiting Executive from acting as the Manager, Member of the Board and/or Chief Executive Officer of a company in which the Company or a subsidiary or affiliate of the Company is an investor, managing his personal affairs, engaging in charitable or civic activities, or serving as a director of or providing services to another business or enterprise (whether engaged in for profit or not; provided, however, with respect to for profit businesses other than a company in which the Company or a subsidiary or affiliate of the Company is an investor, the Executive shall be limited to serving as a director to three for-profit business enterprises other than the Company), so long as such activities do not interfere in any material respect with the performance of Executive’s duties and responsibilities hereunder.”

3. Section 3.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of (i) $200,000 for the calendar year 2014, (ii) $150,000 for the calendar year 2015, and (iii) $100,000 for the calendar year 2016.”

4. Section 3.2 of the Agreement is hereby deleted in its entirety.

5. Section 3.3 is hereby deleted in its entirety and replaced with the following:

“3.2	Guaranteed Retention Bonus. The parties hereby acknowledge and agree that the Company shall pay Executive a guaranteed retention bonus $393,000, payable on December 31, 2013.”

6. Section 3.7 is hereby deleted in its entirety and replaced with the following:

“In consideration of the promises and obligations of the First Amendment to the Agreement, the parties hereby agree that the Stock Repurchase and Put Option Agreement between the parties dated July 29, 2011, is hereby null and void, of no further effect, neither party shall have any further obligation to the other thereunder, and it shall be of no further value to Executive.”

7. Section 7.1 is hereby amended by adding the following to end of the first paragraph of that section:

“None of the foregoing shall be interpreted as prohibiting Executive from being a Member or acting as the Manager, Chairman of the Board and/or Chief Executive Officer of a company in which the Company or a subsidiary or affiliate of the Company is an investor.”

Except as modified, all terms of the Agreement remain in effect. In the event of a conflict between the terms of the Agreement and this First Amendment, the First Amendment shall control.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

PMI HOLDINGS, INC.

By:	/s/ Ken Calwell
Ken Calwell, Chief Executive Officer

EXECUTIVE:

/s/ John Barr
John Barr

APPENDIX TO

FIRST AMENDMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT

ROLES & RESPONSIBILITIES:	2014	2015	2016

1. Chairman of the Board

•      Represent the Company as its Chairman

•      Act as liaison between Management and the Board

•      Chair the Board Meetings

•      Prepare with the CEO quarterly Board Agendas & Key Follow-ups

• Special projects as directed by the CEO and/or Board

	Yes	Yes	Yes
2. Mentor/Coach CEO • Daily/weekly meetings with the CEO • Consult on Annual Budget, Strategic Planning, Succession & Compensation • Act as consultant with senior management on key issues	Yes	Yes	Yes
3. Help manage relationship with the franchisee community • Attend all Franchise Advisory Board meetings • Attend Franchise Convention	Yes	No	No
4. Oversee International development • Play an active role in the future direction in Canada • Senior manager role in the Middle East • Help in the formulation of an International development strategy	Yes	No	No
5. Lead role in Project Pie investment • Chairman of Board of Managers • Mentor/Coach CEO • Help direct development strategy	Yes	Yes	Yes